GRANITE BROADCASTING CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                 Years ended December 31,
                                         ---------------------------------------------------------------------
Primary
                                             1991          1992           1993          1994          1995
                                         -----------   ------------   -----------   -----------   -----------

Weighted Average Shares Outstanding          411,742      4,040,918     4,364,885     4,497,758     5,920,294
                                         ===========   ============   ===========   ===========   ===========

Income (loss) before extraordinary item  $(8,294,764)  $ (4,825,680)  $(4,035,455)  $ 3,047,404   $  (783,100)
Extraordinary loss on
  extinguishment of debt                        --       (5,709,093)   (1,007,435)         --            --
                                         -----------   ------------   -----------   -----------   -----------

Net income (loss)                        $(8,294,764)  $(10,534,773)  $(5,042,890)  $ 3,047,404   $  (783,100)
                                         ===========   ============   ===========   ===========   ===========

Net loss attributable to common
  shareholders                           $(8,334,764)  $(10,628,307)  $(5,278,109)  $  (687,730)  $(4,333,381)
                                         ===========   ============   ===========   ===========   ===========

Per common share:
  Loss before extraordinary item         $    (20.24)  $      (1.22)  $     (0.98)  $     (0.15)  $     (0.73)
  Extraordinary loss on
      extinguishment of debt                    --            (1.41)        (0.23)         --            --
                                         -----------   ------------   -----------   -----------   -----------

Net loss                                 $    (20.24)  $      (2.63)  $     (1.21)  $     (0.15)  $     (0.73)
                                         ===========   ============   ===========   ===========   ===========

Fully Diluted

Weighted Average Shares Outstanding          411,742      4,040,918     4,364,885     4,497,758     5,920,294
                                         ===========   ============   ===========   ===========   ===========

Income (loss) before extraordinary item  $(8,294,764)  $ (4,825,680)  $(4,035,455)  $ 3,047,404   $  (783,100)
Extraordinary loss on
  extinguishment of debt                        --       (5,709,093)   (1,007,435)         --            --
                                         -----------   ------------   -----------   -----------   -----------

Net income (loss)                        $(8,294,764)  $(10,534,773)  $(5,042,890)  $ 3,047,404   $  (783,100)
                                         ===========   ============   ===========   ===========   ===========

Net loss attributable to common
  shareholders                           $(8,334,764)  $(10,628,307)  $(5,278,109)  $  (687,730)  $(4,333,381)
                                         ===========   ============   ===========   ===========   ===========

Per common share:
  Loss before extraordinary item         $    (20.24)  $      (1.22)  $     (0.98)  $     (0.15)  $     (0.73)
  Extraordinary loss on
      extinguishment of debt                    --            (1.41)        (0.23)         --            --
                                         -----------   ------------   -----------   -----------   -----------

Net loss                                 $    (20.24)  $      (2.63)  $     (1.21)  $     (0.15)  $     (0.73)
                                         ===========   ============   ===========   ===========   ===========

                                             Three Months Ended
                                                 March 31,
                                         -------------------------
Primary                                      1995         1996
                                               (Unaudited)
                                         -------------------------


Weighted Average Shares Outstanding        4,577,524     8,464,012
                                         ===========   ===========
Income (loss) before extraordinary item  $  (831,466)  $(3,453,953)
Extraordinary loss on
  extinguishment of debt                        --      (3,510,152)
                                         -----------   -----------
Net income (loss)                        $  (831,466)  $(6,964,105)
                                         ===========   ===========
Net loss attributable to common
  shareholders                           $(1,769,941)  $(7,845,425)
                                         ===========   ===========
Per common share:
  Loss before extraordinary item         $     (0.39)  $     (0.51)
  Extraordinary loss on
      extinguishment of debt                    --           (0.42)
                                         -----------   -----------
Net loss                                 $     (0.39)  $     (0.93)
                                         ===========   ===========
Fully Diluted

Weighted Average Shares Outstanding        4,577,524     8,464,012
                                         ===========   ===========
Income (loss) before extraordinary item  $  (831,466)  $(3,453,953)
Extraordinary loss on
  extinguishment of debt                        --      (3,510,152)
                                         -----------   -----------
Net income (loss)                        $  (831,466)  $(6,964,105)
                                         ===========   ===========
Net loss attributable to common
  shareholders                           $(1,769,941)  $(7,845,425)
                                         ===========   ===========
Per common share:
  Loss before extraordinary item         $     (0.39)  $     (0.51)
  Extraordinary loss on
      extinguishment of debt                    --           (0.42)
                                         -----------   -----------
Net loss                                 $     (0.39)  $     (0.93)
                                         ===========   ===========